MANNING ELLIOT CHARTERED ACCOUNTANTS	11th floor, 1050 West Pender Street, Vancouver BC, Canada V6E 3S7 Phone: 604.714.3600 Fax: 604.714.3689 Web: manningelliot.com

CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion of our auditors’ report dated March 7, 2007 on the consolidated financial statements of Rodinia Minerals Inc. for the years ended December 31, 2006 and 2005 in the Company’s 20-F Registration Statement for the year ended December 31, 2006.

/s/ MANNING ELLIOTT LLP

MANNING ELLIOTT LLP

Chartered Accountants

Vancouver, British Columbia

July 16, 2007